Exhibit 32
Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
§ 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of Parker-Hannifin Corporation (the “Company”) for the quarterly period ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: May 2, 2018

/s/ Thomas L. Williams
Name: Thomas L. Williams
Title: Chief Executive Officer

/s/ Catherine A. Suever
Name: Catherine A. Suever
Title: Executive Vice President - Finance &
Administration and Chief Financial Officer